EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference of our reports dated March 9, 2006, with respect to the consolidated financial statements and schedule of Stoneridge, Inc. and Subsidiaries, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Stoneridge, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2005, in the following Registration Statements:

Registration Number	Description of Registration Statement

333-127017	Form S-8 — Stoneridge, Inc. Director’s Restricted Shares Plan
333-96953	Form S-8 — Stoneridge, Inc. Director’s Share Option Plan
333-72176	Form S-8 — Stoneridge, Inc. Director’s Share Option Plan
333-72178	Form S-8 — Stoneridge, Inc. Long-Term Incentive Plan
333-91175	Form S-8 — Stoneridge, Inc. Long-Term Incentive Plan

/s/ Ernst & Young LLP
Cleveland, Ohio
March 9, 2006